Report of Independent Registered
 Public Accounting Firm

To the Shareholders and Board
 of Directors of
Federated Total Return Series, Inc.:

In planning and performing our
 audit of the financial statements
of Federated Total
Return Bond Fund (one of the
portfolios constituting Federated
Total Return Series, Inc.)
(the "Fund") as of and for the year
ended November 30, 2010, in accordance
with the
standards of the Public Company
 Accounting Oversight Board (United States), we considered the Fund's internal control over financial reporting, including
 controls over
safeguarding securities, as a basis
for designing our auditing procedures
for the purpose
of expressing our opinion on the
financial statements and to comply
 with the
requirements of Form N-SAR, but not
for the purpose of expressing an
opinion on the
effectiveness of the Fund's internal
control over financial reporting.
 Accordingly, we
express no such opinion.

The management of the Fund is responsible
 for establishing and maintaining effective internal control over financial reporting.
 In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs
of controls.  A company's internal control
 over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that
 (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally
accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of
effectiveness to
future periods are subject to the risk
that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
 financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
A material weakness is a deficiency, or
a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Fund's internal
 control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States).
However, we noted no deficiencies in the
 Fund's internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of November 30, 2010.

This report is intended solely for the
 information and use of management and the Board of Directors of the Fund and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


      Ernst & Young LLP

Boston, Massachusetts
January 25, 2011